Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Shore Bancshares, Inc. of our report dated March 26, 2021, relating to the consolidated financial statements of Shore Bancshares, Inc., appearing in the Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

August 26, 2021